UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2006

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Omega Ventures, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	000-05468	88-0427195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9000 Sheridan Street, Suite 7, Pembroke Pines, FL 33024

(Address of Principal Executive Office) (Zip Code)

(800) 230-2249

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01

Entry into a Material Definitive Agreement.

As of April 19, 2006, we entered into an Agreement and Plan of Reorganization (the “Agreement”) with OTC Corporate Transfer Service Co., Inc., a New York Company (“OTC”). At the time we entered into the Agreement, OTC was an unrelated third party with which we had no prior relationship.

Pursuant to the Agreement, we agreed to, among other things: i) designate and appoint OTC’s nominee(s) to our board of directors and appoint OTC’s nominee(s) as our executive officers; ii) issue to the owners of OTC 20,000,000 of our common shares.

This transaction was completed on November 22, 2006, at which time Articles of Merger were filed with the Secretary of State of the State of Nevada.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02

Unregistered Sales of Equity Securities.

In the third quarter of the 2006 calendar year, we issued to OTC on a contingent and returnable basis 20,000,000 of our common shares, in anticipation of the closing of our Agreement with OTC. The issuance of these shares was contingent upon the completion of our merger with OTC by December 31, 2006. The merger was effective as of November 22, 2006, at which time the shares were deemed fully issued and outstanding. These shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Exchange Act of 1933, as amended, as a transaction not involving a public offering. No commissions or other remuneration were paid in connection with this transaction.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01

Changes in Control of Registrant.

In the third quarter of the 2006 calendar year we issued to OTC, on a contingent and returnable basis, 20,000,000 of our common shares, in anticipation of the closing of our Agreement with OTC. The issuance of these shares was contingent upon the completion of our merger with OTC by December 31, 2006. The merger was effective as of November 22, 2006, at which time the shares were deemed fully issued and outstanding. Once these shares were deemed fully issued and outstanding, OTC owned approximately 45.9% of our issued and outstanding shares. In connection with the closing of the Agreement, the nominee(s) of OTC were appointed and elected to serve as our director and executive officers.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As of August 21, 2006, Lawrence Hartman resigned as our sole director, president, secretary, treasurer and CFO. Mr. Hartman tendered his resignation in anticipation of the closing of the Agreement with OTC. At the time of his resignation from the aforementioned offices, he was succeeded by Toni Zaks, who had been the president and CEO of OTC.

Toni Zaks currently serves as our sole director, our CEO, CFO, president, secretary and treasurer. From June 2, 2005 through the date hereof she has served as a director and president of OTC, a stock transfer company. From January 1, 2002 through June 2, 2005 Ms. Zaks had been engaged as a real estate broker with the firm of Toni Zaks Real Estate, Inc.

Ms. Zaks does not currently receive a regular salary from the Company. She is reimbursed for reasonable expenses incurred on behalf of the Company. From June 2, 2005 through March 7, 2007, Ms. Zaks received a salary from OTC of $15,854. Additionally, from its inception, OTC has been leasing its office space from Ms. Zaks. The Company has paid Ms. Zaks rental payments of $33,500 from its inception through March 7, 2007.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits

(a)

Financial statements of businesses acquired.

(b)

Pro Forma Financial Information

(c)

Shell company transactions

(d)

Exhibits

Exhibit No.	Description
10.1	Agreement and Plan of Reorganization

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2007

OMEGA VENTURES, INC.
(Registrant)

By:	/s/ TONI ZAKS
Toni Zaks, President

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